UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2010

RENTECH, INC.
 (Exact name of registrant as specified in its charter)

Colorado	1-15795	84-0957421
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10877 Wilshire Boulevard, Suite 600 Los Angeles, California	90024
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 571-9800

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

Item 5.03(a)

On May 11, 2010, the Company’s shareholders approved an amendment to the Company’s Amended and Restated Articles of Incorporation, as amended, to increase the authorized common stock of the Company from 350,000,000 shares to 450,000,000.  A copy of the articles of amendment as filed with the Colorado Secretary of State on May 12, 2010 is attached as Exhibit 3.1.

Item 5.07 Submission of Matters to a Vote of Security Holders

The annual meeting of stockholders of Rentech, Inc., was held on May 11, 2010, in Los Angeles, California, at which the following matters were submitted for a vote to our stockholders:

(1)	To elect three directors to serve for the term of three years each and until their successors are duly elected and have qualified. All nominees were elected as directors with the following votes:

Nominees	Votes For	Votes Withheld	Broker Non-Votes
Michael F. Ray	74,930,974	9,055,486	77,954,790
Edward M. Stern	76,249,499	7,736,961	77,954,790
John A. Williams	78,161,145	5,825,315	77,954,790

(2)
To approve the amendment to the Amended and Restated Articles of Incorporation to increase the number of shares authorized for issuance thereunder by 100,000,000 shares. The voting results are as follows:

	Votes For	Votes Against	Abstain	Broker Non Votes
Beneficial Common	123,020,289	21,726,020	2,030,944	N/A
Registered Common	15,055,560	1,982	106,455	N/A

(3)
Ratification of the appointment of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm for fiscal year end September 30, 2010. The ratification of the appointment of PricewaterhouseCoopers LLP as Rentech Inc.’s independent registered public accounting firm for fiscal year 2010 was approved. The voting results are as follows:

	Votes For	Votes Against	Abstain	Broker Non Votes
Beneficial Common	137,204,893	4,732,512	4,839,848	N/A
Registered Common	15,160,686	3,011	300	N/A

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description of the Exhibit

Exhibit 3.1	Articles of Amendment to Amended and Restated Articles of Incorporation of Rentech, Inc, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENTECH, INC.
Date: May 14, 2010	By:	/s/ Colin Morris

Colin Morris Vice President and General Counsel

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